Exhibit 99
Proposed GRC Settlement, August 21, 2006

This summary contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2006 and 2007 earnings per share from operations, capital expenditures, Pacific Gas and Electric Company’s (Utility) rate base and rate base growth, and targeted average annual growth rate for earnings per share from operations, over the 2006-2010 period. These statements are based on current expectations and various assumptions which management believes are reasonable, including that substantial capital investments are made in Utility business over the 2006-2010 period and that the Utility earns an authorized return on equity of 11.35%.  These statements and assumptions are necessarily subject to various risks and uncertainties the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:
•
If the proposed General Rate Case Settlement is not approved;
•
Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;
•
How the Utility manages its responsibility to procure electric capacity and energy for its customers;
•
The adequacy and price of natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the natural gas market for its customers;
•
The operation of the Utility’s Diablo Canyon nuclear power plant, which could cause the Utility to incur potentially significant environmental costs and capital expenditures, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon;
•
Whether the Utility is able to recognize the anticipated cost benefits and savings to result from its efforts to improve customer service through implementation of specific initiatives to streamline business processes and deploy new technology;
•
The outcome of proceedings pending at the Federal Energy Regulatory Commission and the California Public Utilities Commission (CPUC),
including the CPUC’s pending investigation into the Utility’s billing and collection practices;
•
How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the California investor-owned energy utilities and their holding companies and non-regulated affiliates;
•
The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry; ;
•
Increased municipalization and other forms of bypass in the Utility’s service territory; and
•
Other factors discussed in PG&E Corporation's and Pacific Gas and Electric Company’s SEC reports.
Cautionary Statement Regarding Forward-Looking
Information

2007 GRC Settlement Summary
The proposed GRC Settlement extends the period until the next General Rate
Case to 2011, and if approved, is consistent with PG&E’s previous EPS guidance for 2006 and 2007, and overall EPS growth rate of at least 7.5% from 2006-2010.
•
  Settlement provides revenue certainty through 2010
–
$213 MM revenue increase vs. $395 MM requested in 2007
–
Attrition base revenue increases of $125 MM in 2008-2010, additive to prior year revenues, w/ an additional
$35 MM in 2009 for a double refueling outage at Diablo Canyon
•
  Transformation Savings
–
$41 MM in 2008, and $97 MM in 2009 are factored into the attrition settlement for the benefit of customers.
–
100% of risk and reward for additional transformation benefits accrue to shareholders through 2010
•
  Next Steps in the Schedule
–
9/20/2006:  Opening Briefs by opposing parties.
–
Jan. 2007:Proposed Decision
–
Feb. 2007:Final Decision (rates effective 1/1/07)

Distribution	Generation	Electric Transmission	Gas Transmission	CC8	AMI Technology	Common Plant
4

Capital expenditures average $2.5B* for years 2006-2010:
($BN)
*  This excludes  potential additional investment such as the Colusa plant under the RFO, and  additional electric and gas transmission projects
Capital Expenditure Outlook

*  2006-2010 rate base is not adjusted for the impact of the carrying cost credit that primarily results from the second series of the
Energy Recovery Bonds.   Earnings will be reduced by an amount equal to the deferred tax balance associated with the regulatory asset, multiplied by the utility's equity ratio and by its equity return.  The carrying cost credit declines to zero as the taxes are fully paid through 2012.
Rate Base Growth